EXHIBIT NO. 99.(e) 2

AMENDMENT TO DISTRIBUTION AGREEMENTS

WHEREAS, each series from time to time of each Trust listed on Annex A hereto (referred to individually as a “Fund” and collectively as the “Funds”) is a party to a Distribution Agreement, as amended, (the “Agreements”) with MFS Fund Distributors, Inc. (the “Distributor”); and

WHEREAS, the Distributor and each of the Funds listed on Annex A have agreed to amend their respective Agreements as provided below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto as herein set forth, the parties covenant and agree as follows:

Section 1.  Each Agreement is amended to add the following Sections:

14.                               Forum Selection.   Any legal action or proceeding with respect to this Agreement or the services provided hereunder or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns must be brought and determined in the state courts of the Commonwealth of Massachusetts or the United States District Court for the District of Massachusetts (and may not be brought or determined in any other forum or jurisdiction), and each party hereto submits with regard to any action or proceeding for itself and in respect of its property, generally and unconditionally, to the sole and exclusive jurisdiction of the aforesaid courts.

15.                               No Third Party Beneficiary.   This agreement does not and is not intended to confer any rights or remedies upon any person other than the parties to this Agreement; there are no third-party beneficiaries of this Agreement, including but not limited to shareholders of each Fund.

Section 2.  This Amendment shall be construed under and shall be governed by the laws of The Commonwealth of Massachusetts.

Section 3.  This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in duplicate original by its officers thereunto duly authorized, as of May 2, 2016.

MFS FUND DISTRIBUTORS, INC.

By:	JAMES A. JESSEE
James A. Jessee, President

Each of the Funds listed on Annex A

By:	KRISTIN V. COLLINS
Kristin V. Collins
Assistant Secretary

ANNEX A TO AMENDMENT TO DISTRIBUTION AGREEMENT

FUND NAME	ACRONYM

Massachusetts Investors Trust	MIT

Massachusetts Investors Growth Stock Fund	MIG

MFS SERIES TRUST I
MFS Core Equity Fund	RGI
MFS New Discovery Fund	NDF
MFS Research International Fund	RIF
MFS Technology Fund	SCT
MFS U.S. Government Cash Reserve Fund	MCF
MFS Value Fund	EIF

MFS SERIES TRUST II
MFS Growth Fund	MEG

MFS SERIES TRUST III
MFS Global High Yield Fund	HYO
MFS High Income Fund	MFH
MFS Municipal High Income Fund	MMH

MFS SERIES TRUST IV
MFS Mid Cap Growth Fund	OTC
MFS U.S. Government Money Market Fund	MMM

MFS SERIES TRUST V
MFS International New Discovery Fund	MIO
MFS Research Fund	MFR
MFS Total Return Fund	MTR

MFS SERIES TRUST VI
MFS Global Equity Fund	MWE
MFS Global Total Return Fund	MWT
MFS Utilities Fund	MMU

MFS SERIES TRUST VIII
MFS Global Growth Fund	WGF
MFS Strategic Income Fund	MSI

MFS SERIES TRUST IX
MFS Corporate Bond Fund	MFB
MFS Inflation-Adjusted Bond Fund	IAB

MFS Limited Maturity Fund	MLM
MFS Municipal Limited Maturity Fund	MML
MFS Total Return Bond Fund	RBF

MFS SERIES TRUST X
MFS Absolute Return Fund	ART
MFS Aggressive Growth Allocation Fund	AGG
MFS Conservative Allocation Fund	CON
MFS Emerging Markets Debt Fund	EMD
MFS Emerging Markets Equity Fund	FEM
MFS Global Bond Fund	GLB
MFS Growth Allocation Fund	GRO
MFS International Diversification Fund	MDI
MFS International Growth Fund	FGF
MFS International Value Fund	FGI
MFS Moderate Allocation Fund	MOD

MFS SERIES TRUST XI
MFS Blended Research Core Equity Fund	UNE
MFS Mid Cap Value Fund	MDV

MFS SERIES TRUST XII
MFS Equity Opportunities Fund	MSR
MFS Lifetime Income Fund	LRT
MFS Lifetime 2020 Fund	ML2
MFS Lifetime 2030 Fund	ML3
MFS Lifetime 2040 Fund	ML4
MFS Lifetime 2050 Fund	ML5

MFS Series Trust XIII
MFS Diversified Income Fund	DIF
MFS Global Real Estate Fund	GRE
MFS Government Securities Fund	MGS

MFS Series Trust XIV
MFS Institutional Money Market Portfolio	IMM

MFS Series Trust XV
MFS Commodity Strategy Fund	CMS
MFS Global Alternative Strategy Fund	DTR

MFS SERIEST TRUST XVI
MFS Global Multi-Asset Fund	GMA

MFS MUNICIPAL SERIES TRUST
MFS Alabama Municipal Bond Fund	MAL
MFS Arkansas Municipal Bond Fund	MAR
MFS California Municipal Bond Fund	MCA
MFS Georgia Municipal Bond Fund	MGA
MFS Maryland Municipal Bond Fund	MMD
MFS Massachusetts Municipal Bond Fund	MMA
MFS Mississippi Municipal Bond Fund	MMP
MFS Municipal Income Fund	MMI
MFS New York Municipal Bond Fund	MNY
MFS North Carolina Municipal Bond Fund	MNC
MFS Pennsylvania Municipal Bond Fund	MPA
MFS South Carolina Municipal Bond Fund	MSC
MFS Tennessee Municipal Bond Fund	MTN
MFS Virginia Municipal Bond Fund	MVA
MFS West Virginia Municipal Bond Fund	MWV

MFS INSTITUTIONAL TRUST
MFS Institutional International Equity Fund	IIE
MFS Institutional Large Cap Value Fund	ILV

MFS VARIABLE INSURANCE TRUST
MFS Global Equity Series	VGE
MFS Growth Series	VEG
MFS Investors Trust Series	VGI
MFS Mid Cap Growth Series	VMG
MFS New Discovery Series	VND
MFS Research Series	VFR
MFS Total Return Bond Series	VFB
MFS Total Return Series	VTR
MFS Utilities Series	VUF
MFS Value Series	VLU